UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 18, 2013

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22- 2423556
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2013 (the “Closing Date”), Spectrum Brands, Inc. (the “Company” or “Spectrum Brands”) entered into the First Amendment and Restatement Agreement (the “First Restatement Agreement”), pursuant to which Spectrum Brands amended and restated its Credit Agreement, dated as of December 17, 2012 (the “Original Term Loan Credit Agreement”), by and among Spectrum Brands, SB/RH Holdings, LLC (“Holdings”), Spectrum Brands Canada, Inc., as Canadian borrower, the Term Agent and the lenders party thereto from time to time (as amended by the Amendment No.1 to Credit Agreement dated August 13, 2013, the New Term Loan Commitment Agreement No.1 dated August 13, 2013 and the First Restatement Agreement, the “Restated Term Credit Agreement”).

Pursuant to the First Restatement Agreement and the Restated Term Credit Agreement, on December 18, 2013, Company closed on $215 million of term loans (the “New U.S. Term Loan”) and its wholly-owned subsidiary, Spectrum Brands Europe GmbH (the “German Borrower”), closed on €225 million of term loans (the “Euro Term Loan” and, together with the New U.S. Term Loan, the “New Term Loans”). Company used the proceeds (i) to repay certain of its existing U.S. term loans under the Original Term Credit Agreement, (ii) to pay the fees and expenses incurred in connection with the First Restatement Agreement and the transactions contemplated therein and (iii) for general working capital and general corporate purposes.

Restated Term Credit Agreement

The Restated Term Credit Agreement, among other things, (i) permits the incurrence of the New U.S. Term Loan as incremental tranche C term loans, (ii) adds the German Borrower and permits the incurrence by it of the Euro Term Loan, (iii) permits U.K. subsidiaries of the Company in the future to be added as borrowers of additional term loans denominated in Euro, dollar or Sterling, (iv) permits security and guarantees by Spectrum Brands, Holdings and certain domestic subsidiaries of the Company in support of any obligations of the German Borrower and any U.K. borrower owing under the Restated Term Credit Agreement, (v) shortens the maturity date of the outstanding Canadian term loans from December 17, 2019 to September 4, 2019 and (vi) permits financial reporting, at the option of Spectrum Brands, to be at the level of Holdings or certain parent entities of Holdings (as opposed to the Spectrum Brands level).

Upon the incurrence of the New Term Loans and the repayment of existing term loans with the proceeds thereof, Spectrum Brands currently has Tranche A Term Loans, Tranche C Term Loans, Initial Canadian Term Loans and Initial Euro Term Loans as defined in, and under the Restated Term Credit Agreement. For information about such Tranche A Term Loans and Tranche C Term Loans, see Spectrum Brands Current Report on Form 8-K filed on September 4, 2013. For information about such Initial Canadian Term Loans, see Spectrum Brands Current Report on Form 8-K filed on December 21, 2012 and September 3, 2013.

New Term Loans

The New U.S. Term Loan has identical terms as, and is made fungible with, the existing Tranche C Term Loans. All outstanding amounts of the Euro Term Loans will bear interest at a rate per annum equal to the Euribor rate with a 0.75% per annum floor, plus a margin equal to 3.00% per annum. The issue price for the New Term Loans is 99.875% of the principal amount thereof, which original issue discount will be amortized over the life of the New Term Loans.

The New Term Loans will mature on September 4, 2019 and will amortize annually in an aggregate amount equal to 1.0% of the original principal amount thereof in four equal quarterly installments, with the remaining amount to be paid at maturity.

There is a prepayment fee equal to 1% of the principal amount of the New Term Loans optionally prepaid with the proceeds of lower cost debt financing (i) prior to March 4, 2014 in the case of the New U.S. Term Loans or (ii) within the first six months after the Closing Date in the case of the Euro Term Loans. Prepayments made after such periods will not be subject to premium or penalty, except Libor (or Euribor, as applicable) breakage costs, if applicable. Voluntary and mandatory prepayments of Term Loans will be applied to any class or classes of Term Loans at Spectrum Brands’ election.

As of the Closing Date, the Euro Term Loan is (i) guaranteed by certain German subsidiaries of the German Borrower (together with the German Borrower, the “German Loan Parties”) and (ii) secured by a first-priority share pledge granted by the German Borrower over its equity interest in Tetra Holding GmbH and Rayovac Europe GmbH. In the future, the Euro Term Loan may also be secured by additional collaterals, including (a) material inventory, equipment, receivables and bank accounts of the German Loan Parties in the event that no receivables are pledged to secure any German Loan Party's credit facilities in effect on the later of the Closing Date and the acquisition of a future German Loan Party (or any permitted refinancing, replacements or renewals thereof), (b) material intellectual properties owned by the German Loan Parties obtained after the Closing Date and (c) real property located in Germany and owned by the German Borrower or the German Subsidiary Guarantors for a period of 180 days or more.

Amendment to Spectrum Brands’ Loan and Security Agreement

In connection with the First Restatement Agreement, the incurrence of the New Term Loans and the other transactions contemplated thereby, on December 18, 2013, Spectrum Brands entered into that certain Eighth Amendment (the “ABL Amendment) to its Loan and Security Agreement, dated as of June 16, 2010, with Holdings, Bank of America, N.A., as collateral agent and administrative agent, certain domestic subsidiaries of Spectrum Brands and lenders party thereto from time to time (as amended from time to time to the date hereof, the “ABL Loan Agreement”) to, among other things, permit additional obligors to be obligors under the Restated Term Credit Agreement and the incurrence of the New Term Loans on their terms.

This summary does not purport to be complete and is qualified in its entirety by reference to the First Restatement Agreement, the Restated Term Credit Agreement (attached as an exhibit to the First Restatement Agreement) and the ABL Amendment, which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	First Restatement Agreement.

10.2	ABL Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated: December 20, 2013

Exhibit No.	Description

10.1	First Restatement Agreement.

10.2	ABL Amendment.